UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2021

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Hooker Furniture Corporation

(Exact name of registrant as specified in its charter)

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Virginia	000-25349	54-0251350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard

Martinsville, Virginia 24112

(Address of Principal Executive Offices) (Zip Code)

(276) 632-2133

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2021, the Board of Directors (the “Board”) of Hooker Furniture Corporation (the “Company”) voted to increase the size of the Board to nine members and subsequently elected Maria C. Duey to the Company’s Board effective March 5, 2021, to serve until the next Election of Directors. Additionally, and consistent with the Board’s “Committees of the Whole” approach to corporate governance, Ms. Duey will serve on all of the Board’s committees which include the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee.

There are no arrangements or understandings between the newly appointed director and any other persons pursuant to which she was selected as director. There has been no transaction, nor is there any currently proposed transaction, between any newly appointed director and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Duey’s compensation will be consistent with the compensation of other non-employee directors.

Item 8.01. Other Events.

On March 11, 2021, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

99.1    Press release dated March 11, 2021
104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooker Furniture Corporation

Date: March 11, 2021	By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Senior Vice-President - Finance and Accounting Chief Financial Officer